Exhibit 99.2

RESTRICTED SHARES AGREEMENT

[Full Name of Employee]

[Date]

Dear [First Name]:

Pursuant to the 2006 Employee Stock Plan (the “Plan”) of Cablevision Systems Corporation (the “Company”), you have been awarded                      restricted shares (“Restricted Shares”) of NY Group Class A Common Stock, par value $.01 per share (“Common Shares”) effective as of [Date] (the “Grant Date”).

Capitalized terms used but not defined in this agreement (this “Agreement”) have the meanings given to them in the Plan. The Restricted Shares are subject to the terms and conditions set forth below:

1. Vesting. Subject to Sections 2 and 3, none of your Restricted Shares will vest and you will forfeit all of them if you do not remain continuously employed with the Company or one of its Affiliates from the Grant Date through the third anniversary of the Grant Date (the “Vesting Date”).

2. Accelerated Vesting in the Event of Death. If your employment is terminated as a result of your death prior to the third anniversary of the Grant Date, all of the Restricted Shares will vest as of the termination date.

3. Change of Control/Going Private Transaction. As set forth in Annex 1 attached hereto, your entitlement to Restricted Shares may be affected in the event of a Change of Control of the Company or a going private transaction (each as defined in Annex 1 attached hereto).

4. Transfer Restrictions. Until the Restricted Shares are vested in accordance with this Agreement, you may not transfer, assign, pledge or otherwise encumber or dispose of the Restricted Shares, other than to the extent provided in the Plan.

5. Right to Vote and Receive Dividends. You have full voting rights with respect to the Restricted Shares. Unless the Compensation Committee of the Board of Directors (as more fully described in Section 11, the “Committee”) of the Company determines otherwise, all ordinary (as determined by the Committee in its sole discretion) cash dividends and distributions paid on your Restricted Shares will be retained by the Company for your account until your Restricted Shares vest and such dividends and distributions will be paid to you (without interest) when your Restricted Shares vest. Such dividends, to the extent retained, shall revert back to the Company if for any reason the Restricted Shares upon which such dividends were paid revert back to the Company.

6. Section 83(b) Election. If you wish to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to recognize income with respect to the Restricted Shares before they become vested, you must file a Section 83(b) election with the Internal Revenue Service within thirty (30) days of the Grant Date and provide a copy of that filing to the Company. You are strongly encouraged to seek the advice of a tax consultant regarding the advisability of making a Section 83(b) election. You should note that any taxes you pay as a result of your Section 83(b) election cannot be recovered if your Restricted Shares are forfeited or decline in value. It is your sole responsibility to timely file an election under Section 83(b). You must notify the Company within one (1) day of filing any such election. A sample Form of Election under Section 83(b) is available upon request from the Company’s Tax Department. Please contact Philip D’Ambrosio, Senior Vice President – Tax, at 516.803.1681 to obtain this form.

7. Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of receiving the Restricted Shares. You hereby represent to the Company that you are relying solely on such advisors and not on any statements or representations of the Company, its Affiliates or any of their respective agents. If, in connection with the Restricted Shares, the Company is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 16 of the Plan.

8. Section 409A. It is the Company’s intent that payments under this Agreement are exempt from Section 409A of the Code (“Section 409A”), and that the Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that any payment or benefit under this Agreement, or any plan or arrangement of the Company or its affiliates, is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service (or your earlier death). Each payment under this Agreement will be treated as a separate payment under Section 409A of the IRC.

9. Delivery. Unless otherwise determined by the Committee, delivery of the Restricted Shares will be by book-entry credit to an account in your name that the Company has established at a custody agent (the “custodian”). The Company’s transfer agent, Wells Fargo Bank, N.A. shall act as the custodian of the Restricted Shares; however, the Company may in its sole discretion appoint another custodian to replace Wells Fargo Bank, N.A. On the date your Restricted Shares vest in accordance with this Agreement, if you have complied with your obligations under this Agreement and provided that your tax obligations with respect to the vested Restricted Shares are appropriately satisfied, we will instruct the custodian to electronically transfer your Common Shares to a brokerage or other account on your behalf (or make such other arrangements for the delivery of the Common Shares to you as we reasonably determine).

10. Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Class A Common Stock, cash or other property under this

Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or any of the CVC Subsidiaries.

11. The Committee. For purposes of this Agreement, the term “Committee” means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

12. Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

13. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that the Committee shall not make any amendment or revision in a manner unfavorable to you (other than if immaterial), without your consent. No consent shall be required for amendments made pursuant to Section 12 of the Plan, except that, for purposes of Section 19 of the Plan, Section 3 and Annex 1 of this Agreement are deemed to be “terms of an Award Agreement expressly refer[ring] to an Adjustment Event.” Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

14. Restricted Shares Subject to the Plan. The Restricted Shares covered by this Agreement are subject to the Plan.

15. Entire Agreement. Except for any employment agreement between you and the Company or any of its Affiliates in effect as of the date of the grant hereof (as such employment agreement may be modified, renewed or replaced), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Restricted Shares covered hereby and supersede all prior understandings and agreements. Except as provided in Section 8, in the event of a conflict among the documents with respect to the terms and conditions of the Restricted Shares covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement, if any, followed by the terms and conditions of this Agreement.

16. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

17. Governing Law. This Agreement shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of New York without regard to conflict of law principles.

18. Jurisdiction and Venue. You irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You agree that the mailing of process or other papers in connection with any action or proceeding in any manner permitted by law shall be valid and sufficient service.

19. Securities Law Acknowledgments. You hereby acknowledge and confirm to the Company that (i) you are aware that the Common Shares are publicly-traded securities and (ii) Common Shares may not be sold or otherwise transferred unless such sale or transfer is registered under the Securities Act of 1933, as amended, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration.

20. Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition at any prior or subsequent time, or of any similar or any dissimilar term or condition at the same or at any prior or subsequent time.

21. Severability. The terms and conditions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

22. Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be considered in agreement that the Restricted Shares covered hereby shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance and other employee benefits arrangements of the Company and its Affiliates, except as determined otherwise by the Company. In addition, each of your beneficiaries shall be deemed to be in agreement that all such shares be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the Company or any of its Affiliates.

23. No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of the Company or any Affiliate, or derogate from the right of the Company or any Affiliate, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.

24. CVC Subsidiaries. For purposes of this Agreement, “CVC Subsidiaries” of the Company shall mean the direct and indirect subsidiaries of the Company (or, in the case of a going private transaction or Change in Control, the direct or indirect subsidiaries of the Surviving Entity).

25. Restrictive Covenants. You agree to be bound by the restrictive covenants set forth in Annex 2.

26. Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

27. Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Grant Date.

28. Signatures. Execution of this Agreement by the Company may be in the form of an electronic or similar signature, and such signature shall be treated as an original signature for all purposes.

CABLEVISION SYSTEMS CORPORATION

By:	/s/ James L. Dolan
James L. Dolan
President and CEO

By your electronic signature, you (i) acknowledge that a complete copy of the Plan and the final execution version of this Agreement have been made available to you and (ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.

Annex 1

to

Restricted Shares Agreement

1. In the event of a “going private transaction,” as defined below, that occurs prior to the third anniversary of the Grant Date, your entitlement to Restricted Shares shall be as follows:

A. If the Company or the Surviving Entity, as defined below, has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee shall, no later than the effective date of the transaction which results in a going private transaction either (i) convert your unvested Restricted Shares into an amount of cash equal to (a) the number of your unvested Restricted Shares multiplied by (b) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each, as defined below, whichever of such amounts is applicable or (ii) arrange to have the Surviving Entity grant to you an award of shares of common stock (or partnership units) of the Surviving Entity on the same terms and with a value equivalent to your unvested Restricted Shares which will, in the good faith determination of the Committee, provide you with an equivalent profit potential.

B. If the Company or the Surviving Entity does not have shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee shall convert your unvested Restricted Shares into an amount of cash equal to the amount calculated as per Section 1(A)(i) above.

C. Provided that you remain continuously employed with the Company, the Surviving Entity or one of the CVC Subsidiaries, any cash award provided for in Section 1(A)(i) or 1(B) shall become payable to you (or your estate), and any substitute restricted stock of the Surviving Entity provided in Paragraph 1(A)(ii) will vest, at the earliest of (i) the date on which your Restricted Shares would otherwise have vested had they continued in effect, (ii) the date of your death or (iii) the date on which your employment with the Company, the Surviving Entity or one of the CVC Subsidiaries is terminated (a) by the Company, the Surviving Entity or one of the CVC Subsidiaries other than for Cause, (b) by you for “good reason,” as defined below, or (c) by you for any reason at least six (6) months, but not more than nine (9) months, after the effective date of the going private transaction; provided that clause (c) herein shall not apply in the event that your rights in the Restricted Shares are converted into a right to receive an amount of cash in accordance with Paragraph 1(A)(i). The amount payable in cash shall be payable together with interest from the effective date of the going private transaction until the date of payment at (i) the weighted average cost of capital of the Company immediately prior to the effectiveness of the going private transaction, or (ii) if the Company (or the Surviving Entity) sets aside the funds in a trust or other funding arrangement, the actual earnings of such trust or other funding arrangement.

2. In the event of a “Change of Control” of the Company, as defined below, provided you have remained continuously employment with the Company or one of the CVC Subsidiaries through the effective date of the transaction that results in the Change of Control, any unvested Restricted Shares will vest immediately prior to the effectiveness of the Change of Control transaction. The Change of Control treatment set forth in this Section 2 will also apply to any

Restricted Shares granted to you prior to the date of this Agreement that are outstanding and unvested immediately prior to the effective date of a transaction that results in a Change of Control. In addition, in the event of a Change of Control of the Company, any then-unvested nonqualified stock options to purchase Common Shares granted to you prior to the date of this Agreement that have not been forfeited, exercised or expired prior to the effective date of the transaction that results in the Change of Control will immediately vest.

3. As used herein,

“Cause” means, as determined by the Committee, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an Affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all the cable television systems then owned by the Company in the New York City Metropolitan Area (as hereinafter defined) or (2) after any fiscal year of the Company in which all the systems referred to in clause (1) above shall have contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all its assets. For purposes of this definition, net revenues shall be determined by the independent accountants of the Company in accordance with generally accepted accounting principles consistently applied and certified by such accountants. “New York City Metropolitan Area” means all locations within the following counties: (i) New York, Richmond, Kings, Queens, Bronx, Nassau, Suffolk, Westchester, Rockland, Orange, Putnam, Sullivan, Dutchess, and Ulster in New York State; (ii) Hudson, Bergen, Passaic, Sussex, Warren, Hunterdon, Somerset, Union, Morris, Middlesex, Mercer, Monmouth, Essex and Ocean in New Jersey; (iii) Pike in Pennsylvania; and (iv) Fairfield and New Haven in Connecticut.

“going private transaction” means a transaction involving the purchase of Company securities described in Rule 13e-3 to the Securities and Exchange Act of 1934.

“Good reason” means

a. without your express written consent any reduction in your base salary or bonus potential, or any material impairment or material adverse change in your working conditions (as the same may from time to time have been improved or, with your written consent, otherwise altered, in each case, after the Grant Date) at any time after or within ninety (90) days prior to the Change of Control including, without limitation, any material reduction of your other compensation, executive perquisites or other employee benefits (measured, where applicable, by level or participation or percentage of award under any plans of the Company), or material impairment or material adverse change of your level of responsibility, authority, autonomy or title, or to your scope of duties;

b. any failure by the Company to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by you;

c. the Company’s requiring you to be based at any office or location more than thirty-five (35) miles from your location immediately prior to such event except for travel reasonably required in the performance of your responsibilities; or

d. any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 1(A).

“Offer price per share” shall mean, in the case of a tender offer or exchange offer which results in a Change of Control or going private transaction (an “Offer”), the greater of (i) the highest price per share of common stock paid pursuant to the Offer, or (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of consummation of a Change of Control or going private transaction. Any securities or property which are part or all of the consideration paid for shares of common stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such offer or (B) the valuation placed on such securities or property by the Committee.

“Merger price per share” shall mean, in the case of a merger, consolidation, sale, exchange or other disposition of assets that results in a Change of Control or going private transaction (a “Merger”), the greater of (i) the fixed or formula price for the acquisition of shares of common stock occurring pursuant to the Merger, and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of consummation of such Change of Control or going private transaction. Any securities or property which are part or all of the consideration paid for shares of common stock pursuant to the Merger shall be valued in determining the merger price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity which is a party with the Company to the Merger, or (B) the valuation placed on such securities or property by the Committee.

“Acquisition price per share” shall mean the greater of (i) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of twenty percent (20%) or more of the Company’s voting power which gives rise to the Change of Control or going private transaction, and (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of such Change of Control or going private transaction.

“Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all the cable television systems owned directly or indirectly by the Company in the New York City Metropolitan Area prior to consummation of such transaction. If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on NASDAQ, then such parent entity shall be deemed to be the Surviving Entity provided that if there shall be more than one such parent entity, the parent entity closest to ownership of the Company’s cable television systems shall be deemed to be the Surviving Entity. If in connection with any transaction, a Change of Control or going private transaction occurs and no entity shall own, after consummation of such transaction, substantially all the cable television systems owned by the Company in the New York City Metropolitan Area prior to consummation of such transaction, then, notwithstanding any other provision of this Section 4 to the contrary, there shall not be deemed to be a Surviving Entity so that the provisions of Section 1(A)(ii) shall not be applicable. Ownership of “substantially all” the Company’s New York City Metropolitan Area cable television systems shall mean ownership, after consummation of such transaction (or series of related transactions), of an aggregate of at least eighty percent (80%) of the basic subscribers of all the cable television systems owned by the Company and its consolidated subsidiaries in the New York City Metropolitan Area prior to such transaction (or series of related transactions).

Annex 2

RESTRICTIVE COVENANTS

You agree to comply with the following covenants.

1. CONFIDENTIALITY

You agree to retain in strict confidence and not divulge, disseminate, copy or disclose to any third party any Confidential Information, other than for legitimate business purposes of the Company and its subsidiaries. As used herein, “Confidential Information” means any non-public information that is material or of a confidential, proprietary, commercially sensitive or personal nature of, or regarding, the Company or any of its subsidiaries or any current or former director, officer or member of senior management of any of the foregoing (collectively “Covered Parties”). The term Confidential Information includes information in written, digital, oral or any other format and includes, but is not limited to (i) information designated or treated as confidential; (ii) budgets, plans, forecasts or other financial or accounting data; (iii) subscriber, customer, fan, vendor or shareholder lists or data; (iv) technical or strategic information regarding the Covered Parties’, cable, data, telephone, programming, advertising, film production, motion picture exhibition, newspaper, multichannel video data and distribution services or other businesses; (v) advertising, business, sales or marketing tactics and strategies; (vi) policies, practices, procedures or techniques; (vii) trade secrets or other intellectual property; (viii) information, theories or strategies relating to litigation, arbitration, mediation, investigations or matters relating to governmental authorities; (ix) terms of agreements with third parties and third party trade secrets; (x) information regarding employees, agents, consultants, advisors or representatives, including their compensation or other human resources policies and procedures; and (xi) any other information the disclosure of which may have an adverse effect on the Covered Parties’ business reputation, operations or competitive position, reputation or standing in the community.

If disclosed, Confidential Information or Other Information could have an adverse effect on the Company’s standing in the community, its business reputation, operations or competitive position or the standing, reputation, operations or competitive position of any of its affiliates subsidiaries, officers, directors, employees, teams, players, coaches, consultants or agents or any of the Covered Parties.

Notwithstanding the foregoing, the obligations of this section, other than with respect to subscriber information, shall not apply to Confidential Information which is:

a) already in the public domain;

b) disclosed to you by a third party with the right to disclose it in good faith; or

c) specifically exempted in writing by the Company from the applicability of this Agreement.

Notwithstanding anything elsewhere in this Agreement, you are authorized to make any disclosure required of you by any federal, state and local laws or judicial, arbitral or governmental agency proceedings, after providing the Company with prior written notice and an opportunity to respond prior to such disclosure. In addition, this Agreement in no way restricts or prevents you from providing truthful testimony concerning the Company to judicial, administrative, regulatory or other governmental authorities.

2. NON-DISPARAGEMENT

You agree, for yourself and others acting on your behalf, that you (and they) have not disparaged and will not disparage, make negative statements about or act in any manner which is intended to or does damage to the good will of, or the business or personal reputations of the Company or any of its incumbent or former officers, directors, agents, consultants, employees, successors and assigns or any of the Covered Parties.

3. COMPANY PROPERTY

In addition, you agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any medium whatsoever) developed or prepared by you or with your cooperation during the course of your employment by the Company (the “Materials”). The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you.

4. FURTHER COOPERATION

Following the date of termination of your employment with the Company (the “Expiration Date”), you will no longer provide any regular services to the Company or represent yourself as a Company agent. If, however, the Company so requests, you agree to cooperate fully with the Company in connection with any matter with which you were involved prior to the Expiration Date, or in any litigation or administrative proceedings or appeals (including any preparation therefore) where the Company believes that your personal knowledge, attendance and participation could be beneficial to the Company. This cooperation includes, without limitation, participation on behalf of the Company in any litigation or administrative proceeding brought by any former or existing Company employees, teams, players, coaches, guests, representatives, agents or vendors.

The Company will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section and will take reasonable steps to schedule your cooperation in any such matters so as not to materially interfere with your other professional and personal commitments. The Company will reimburse you for any reasonable out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Company with an estimate of such expense before you incur the same.

5. NON-HIRE OR SOLICIT

You agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of the Company), directly or indirectly (whether for your own interest or any other person or entity’s interest) any then current employee of the Company, or any of its Affiliates, until the first anniversary of the date of your termination of employment with the Company. This restriction does not apply to any employee who was discharged by the Company. In addition, this restriction will not prevent you from providing references.

6. ACKNOWLEDGMENTS

You acknowledge that the restrictions contained in this Annex 2, in light of the nature of the Company’s business and your position and responsibilities, are reasonable and necessary to protect the legitimate interests of the Company. You acknowledge that the Company has no adequate remedy at law and would be irreparably harmed if you breach or threaten to breach the provisions of this Annex 2, and therefore agree that the Company shall be entitled to injunctive relief, to prevent any breach or threatened breach of any of those provisions and to specific performance of the terms of each of such provisions in addition to any other legal or equitable remedy it may have. You further agree that you will not, in any equity proceeding relating to the enforcement of the provisions of this Annex 2, raise the defense that the Company has an adequate remedy at law. Nothing in this Annex 2 shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement. If it is determined that any of the provisions of this Annex 2 or any part thereof, is unenforceable because of the duration or scope (geographic or otherwise) of such provision, it is the intention of the parties that the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

7. SURVIVAL

The provisions of this Annex 2 shall survive any termination of your employment by the Company or the expiration of the Agreement.

8. CLAWBACK

If you breach any of the covenants in this Annex 2, then the Company will be entitled to (i) seek injunctive relief in accordance with Section 6 of this Annex 2 or (ii) exercise its right to receive, and you will be obligated to immediately repay to the Company upon demand therefor, the gross (pre-tax) amount of any gains realized (based on the fair market value of the Restricted Shares on the date they vest) from the Restricted Shares granted under this Agreement.